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                                 EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of August 1, 1997 by and between William A. Smith, a natural person ("Executive"), and Aftermarket Technology Corp., a Delaware corporation (the "Company").

                                   R E C I T A L S

         A. Executive and the Company entered into that certain Employment Agreement dated July 29, 1994 (the "Prior Agreement") pursuant to which Executive now serves as Chairman of the Board of Directors of the Company; and

         B. Concurrently herewith, Executive is resigning as Chairman of the Board and is becoming Chairman Emeritus of the Board ( and will still be a director) and in connection therewith Executive and the Company desire to terminate the Prior Agreement and Executive and the Company desire to enter into this Agreement in replacement of the Prior Agreement;

                                  A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto agree as follows:

         1.   EMPLOYMENT AND TERM.

              (a) TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Executive as Chairman Emeritus of the Board of Directors and Executive hereby accept such employment. During the term of his employment, Executive will devote such time, efforts and attention as are reasonably necessary to the performance of his duties hereunder and to the business and affairs of the Company. The Company understands that concurrently herewith Executive is entering into a management services agreement with Aurora Capital Partners L.P. and agrees that Executive's duties hereunder will not impair in any substantial way his ability to perform under such agreement.

              (b) DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his position as Chairman Emeritus, consistent with the Bylaws of the Company and as required by the Company's Board of Directors.

              (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with such employment policies and practices, this Agreement shall control.


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              (d)  TERM.  The term of employment of Executive under this
Agreement shall begin as of the date hereof and end on December 31, 1998, subject to the provisions for termination contained in Section 4.

    2.   COMPENSATION AND BENEFITS.

              (a) SALARY. Executive shall receive for services to be rendered hereunder an annual salary of $126,224, payable on the Company's regular payroll dates, subject to standard withholdings for taxes and social security and the like. Effective January 1, 1998, Executive's salary will be increased by the percentage increase in the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, All Items, U.S. City Average (or any successor to such index).

              (b) PARTICIPATION IN BENEFIT PLANS. During the term hereof, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company, may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Executive understands that any such plans may be modified or eliminated in the Company's discretion in accordance with applicable law.

              (c) VACATION. Executive shall be entitled to a period of annual vacation time equal to the greater of (i) the period provided to managers of equal position by the Company's policies and procedures or (ii) four weeks. The days selected for Executive's vacation must be mutually agreeable to the Company and Executive.

              (d) 401(K) PLAN. To the extent legally permitted, Executive shall be entitled to place a portion of his salary in a 401(k) or other qualified deferred tax annuity plan of the Company.

              (e) LIFE INSURANCE. During the term hereof, the Company shall pay for a $1,000,000 life insurance policy covering Executive, for the benefit of such beneficiaries as Executive shall designate.

              (f) BONUS. Executive may receive a bonus if and to the extent determined by the Board of Directors in its sole discretion.

         3. REASONABLE BUSINESS EXPENSES. Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder.

         4. TERMINATION OF EMPLOYMENT. The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

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              (a)  TERMINATION FOR CAUSE.

                   (i) TERMINATION; PAYMENT OF ACCRUED SALARY AND VACATION. The Board may terminate Executive's employment with the Company at any time for cause, immediately upon written notice to Executive of the circumstances leading to such termination for cause. If Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given.
    The Company shall have no obligation to pay severance of any kind nor to make any payment in lieu of notice if Executive is terminated for cause.

                   (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by the Board in its sole discretion: (A) a material breach by Executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates which has not been approved by the Board or of the terms of his employment, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given Executive written notice thereof; (B) the repeated material breach by Executive of any duty referred to in clause (A) above as to which at least one written notice has been given pursuant to such clause (A); (C) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates; (D) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (E) any intentional damage of a material nature to any property of the Company or any of its Affiliates; or (F) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance which, in the reasonable determination of the Board renders Executive unfit to serve in his capacity as an officer or employee of the Company or its Affiliates.

              (b) VOLUNTARY TERMINATION. Executive may voluntarily terminate his employment with the Company at any time upon 30 days' prior written notice. On the Termination Date, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, after which no further compensation of any kind or severance payment will be payable under this Agreement.

              (c) TERMINATION UPON DISABILITY. The Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation in compliance with the Americans with Disabilities Act, for four consecutive months within any eight-month period. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation will be payable under this Agreement, except that Executive shall be entitled to continued health coverage at the Company's expense for 12 months following the Termination Date and such other benefits as are provided under the Company's long-term disability plan, if any, then in effect.

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              (d)  TERMINATION WITHOUT CAUSE.

                   (i) RIGHT TO TERMINATE; SEVERANCE. The Company may terminate Executive's employment without "cause" (as defined above) at any time upon 30 days' prior written notice. On the Termination Date, Executive shall receive payment for all accrued salary and vacation time through the Termination Date and thereafter the Company shall pay Executive as severance an amount equal to Executive's salary for the period from the Termination Date to December 31, 1998, less standard withholdings for taxes and social security and the like. The severance shall be payable in equal installments on each of the Company's regular payroll dates.

                   (ii) BENEFITS. All benefits provided under Section 2(b) and 2(e) shall be extended, at Executive's election and the Company's expense, to the extent permitted by the Company's insurance policies and benefit plans, until December 31, 1998, except (A) as required by applicable law (E.G., COBRA ) or (B) to the extent that comparable benefits are provided to Executive under any other arrangement with the Company or its affiliate.

              (e) FUNDAMENTAL CHANGES. If the Company (i) materially diminishes Executive's duties, authority, responsibility or compensation without performance justification or (ii) breaches this Agreement in any material respect, Executive may terminate his employment PROVIDED that Executive has given the Company 15 days' written notice prior to such termination and the Company has not cured such diminution or breach by the end of such 15-day period. A termination in such circumstances shall be treated as a Company termination without cause and Executive shall be entitled to the severance payments provided in Section 5(d).

              (f)  TERMINATION UPON DEATH.  If Executive dies prior to
December 31, 1998, the Company shall continue coverage of Executive's dependents (if any) under all benefit plans or programs under Section 2(b) for a period of 12 months.

         5. PROPRIETARY INFORMATION OBLIGATIONS. Prior to and during the term of employment under this Agreement, Executive has had and/or will have access to and has become and/or will become acquainted with the confidential and proprietary information of the Company, including but not limited to confidential and proprietary information or plans regarding the Company's customer relationships, personnel, or sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes and other compilations of information, records, and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement, or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period)

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necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned upon any termination of his employment and no copies thereof shall be kept by Executive.

         6. NONINTERFERENCE. While employed by the Company, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee who is an employee of the Company at the time of such solicitation to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

         7. NONCOMPETITION. Executive agrees that during the term of this Agreement and, if this Agreement is terminated pursuant to Section 4(a) or 4(b), for a period of 18 months after the Termination Date, he will not, without the prior written consent of the Company, directly or indirectly, have an interest in, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is similar to or in competition with the business of the Company as it existed during the term of this Agreement in any state in which the Company was conducting business on or before the Termination Date and continues to do so thereafter; PROVIDED, HOWEVER, that the foregoing shall not prevent Executive from being a stockholder of less than 1.0% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the Nation Association of Securities Dealers, Inc.

         8.   MISCELLANEOUS.

              (a) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy, if a copy is sent by mail as follows) or the third day after mailing by first class mail to the recipient at the address indicated below:

              To the Company:

                   Aftermarket Technology Corp.
                   900 Oakmont Lane, Suite 100
                   Westmont, Illinois  60559
                   Attention:  Chairman of the Board
                   Facsimile:  (630) 455-2650

              To Executive:

                   William A. Smith
                   629 SW 293rd Street
                   Federal Way, Washington  98023
                   Facsimile:  (253) 529-1472

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or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

              (b) SEVERABILITY. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision (or any portion thereof), is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

              (c) ENTIRE AGREEMENT. This Agreement constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes all prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral, including without limitation, the Prior Agreement.

              (d) COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

              (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

              (f) ATTORNEY'S FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

              (g) AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
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              (h)  GOVERNING LAW.  This Agreement shall be construed in
accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

              (i) CONSTRUCTION. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Neither party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against either party hereto.
         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       /s/ William A. Smith
                             ------------------------------------------
                                            William A. Smith

                             AFTERMARKET TECHNOLOGY CORP.

                             By:       /s/ Stephen J. Perkins
                                 ---------------------------------------
                                            Stephen J. Perkins
                                  President and Chief Executive Officer


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